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     Exhibit 10.2 - Second Amended and Restated Loan and Security Agreement


                           SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT
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                                TABLE OF CONTENTS

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1     ACCOUNTING AND OTHER TERMS...........................................   4

2     LOAN AND TERMS OF PAYMENT............................................   4
      2.1    Advances......................................................   4
      2.2    Overadvances..................................................   5
      2.3    Interest Rate, Payments.......................................   5
      2.4    Fees..........................................................   5

3     CONDITIONS OF LOANS..................................................   6
      3.1    Conditions Precedent to Initial Advance.......................   6
      3.2    Conditions Precedent to all Advances..........................   6

4     CREATION OF SECURITY INTEREST........................................   6
      4.1    Grant of Security Interest....................................   6

5     REPRESENTATIONS AND WARRANTIES.......................................   6
      5.1    Due Organization and Authorization............................   6
      5.2    Collateral....................................................   7
      5.3    Litigation....................................................   7
      5.4    No Material Adverse Change in Financial Statements............   7
      5.5    Solvency......................................................   7
      5.6    Regulatory Compliance.........................................   7
      5.7    Subsidiaries..................................................   7
      5.8    Full Disclosure...............................................   8

6     AFFIRMATIVE COVENANTS................................................   8
      6.1    Government Compliance.........................................   8
      6.2    Financial Statements, Reports, Certificates...................   8
      6.3    Inventory; Returns............................................   8
      6.4    Taxes.........................................................   9
      6.5    Insurance.....................................................   9
      6.6    Primary Accounts..............................................   9
      6.7    Financial Covenants...........................................   9
      6.8    Registration of Intellectual Property Rights..................   9
      6.9    Further Assurances...........................................   10

7     NEGATIVE COVENANTS..................................................   10
      7.1    Dispositions.................................................   10
      7.2    Changes in Business, Ownership, Management or
             Business Locations...........................................   10
      7.3    Mergers or Acquisitions......................................   10
      7.4    Indebtedness.................................................   10
      7.5    Encumbrance..................................................   10
      7.6    Distributions; Investments...................................   10
      7.7    Transactions with Affiliates.................................   11
      7.8    Subordinated Debt............................................   11
      7.9    Compliance...................................................   11

8     EVENTS OF DEFAULT...................................................   11
      8.1    Payment Default..............................................   11
      8.2    Covenant Default.............................................   11
      8.3    Material Adverse Change......................................   11
      8.4    Attachment...................................................   11
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
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      8.5    Insolvency...................................................   12
      8.6    Other Agreements.............................................   12
      8.7    Judgments....................................................   12
      8.8    Misrepresentations...........................................   12

9     BANK'S RIGHTS AND REMEDIES..........................................   12
      9.1    Rights and Remedies..........................................   12
      9.2    Power of Attorney............................................   13
      9.3    Accounts Collection..........................................   13
      9.4    Bank Expenses................................................   13
      9.5    Bank's Liability for Collateral..............................   13
      9.6    Remedies Cumulative..........................................   13
      9.7    Demand Waiver................................................   14

10    NOTICES.............................................................   14

11    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER..........................   14

12    GENERAL PROVISIONS..................................................   14
      12.1   Successors and Assigns.......................................   14
      12.2   Indemnification..............................................   14
      12.3   Time of Essence..............................................   14
      12.4   Severability of Provision....................................   14
      12.5   Amendments in Writing, Integration...........................   15
      12.6   Counterparts.................................................   15
      12.7   Survival.....................................................   15
      12.8   Confidentiality..............................................   15
      12.9   Effect of Amendment and Restatement..........................   15

13    DEFINITIONS.........................................................   15
      13.1   Definitions..................................................   15
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         THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated
December 2, 1997, between SILICON VALLEY BANK ("Bank"), whose corporate headquarters is located at 3003 Tasman Drive, Santa Clara, CA 95054 with a loan production office located at East 4455 Camelback Road, Suite E - 290, Phoenix,
AZ 85018 and SALESLOGIX CORPORATION ("Borrower"), whose address is 8800 North
Gainey Center Drive, Suite 200, Scottsdale, Arizona 85258.

                                    RECITALS

         A. Bank and Borrower are parties to that certain QuickStart Loan and Security Agreement dated September 27, 1996, and all schedules and attachments thereto, as amended from time to time, including, without limitation, by the Amended and Restated Loan and Security Agreement dated July 3, 1997, and all schedules and attachments thereto, as may be further amended from time to time
(the "Original Agreement").

         B. Borrower and Bank desire in this Agreement to set forth their agreement with respect to a working capital line and an acquisition loan and to amend and restate in its entirety without novation the Original Agreement in accordance with the provisions herein.

                                    AGREEMENT

         The parties agree as follows:

1        ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement will be construed following GAAP Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms
"including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2        LOAN AND TERMS OF PAYMENT

2.1      ADVANCES.

         Borrower will pay Bank the unpaid principal amount of all Advances and interest on the unpaid principal amount of the Advances.

2.1.1    REVOLVING ADVANCES.

         (a) Bank will make Advances not exceeding the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, whichever is less. Advances may be repaid and reborrowed during the term of this Agreement.

         (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to
Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss
Bank suffers due to reliance.

         (c) The Committed Revolving Line terminates on the Revolving Maturity
Date, when all Advances and other amounts due under this Agreement are immediately payable.

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2.1.2    ACQUISITION ADVANCE.

         (a) Through December 31, 1997, Bank will make advances (each, an
"Acquisition Advance" and collectively, "Acquisition Advances") not exceeding the Committed Acquisition Loan. The Acquisition Advances may only be used to pay-off existing long term debt acquired by Borrower as well as additional direct acquisition costs pursuant to Borrower's acquisition of Opis Corporation.

         (b) Interest accrues from the date of each Acquisition Advance at the rate in Section 2.3(a) and is payable in 48 equal monthly installments of principal, plus accrued interest, beginning on the last day of January, 1998 and ending on December 31, 2001 (the "Acquisition Loan Maturity Date"). Any
Acquisition Advance when repaid may not be reborrowed.

         (c) To obtain an Acquisition Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Pacific time 1
Business Day before the day on which the Acquisition Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee.

2.2      OVERADVANCES.

         If Borrower's Obligations under Section 2.1.1 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess.

2.3      INTEREST RATE, PAYMENTS.

         (a) Interest Rate. (i) Advances accrue interest on the outstanding principal balance at a per annum rate of 1.00 percentage point above the Prime
Rate; and (ii) Acquisition Advances accrue interest on the outstanding principal balance at a per annum rate of 1.00 percentage point above the Prime Rate. After an Event of Default Obligations accrue interest at 5.00 percentage points above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

         (b) Payments. Interest due on the Committed Revolving Line is payable on the 1st of each month. Interest due on the Acquisition Advances is payable as set-forth in Section 2.1.2 (b). Bank may debit any of Borrower's deposit accounts including Account Number ____________________________ for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4      FEES.

         Borrower will pay:

         (a) Facility Fee. A fully earned, non-refundable Facility Fee of $2,000 for the Committed Revolving Line and the Committed Acquisition Loan due on the Closing Date; and

         (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the date of this Agreement, are payable when due.

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3        CONDITIONS OF LOANS

3.1      CONDITIONS PRECEDENT TO INITIAL ADVANCE.

         Bank's obligation to make the initial Advance is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2      CONDITIONS PRECEDENT TO ALL ADVANCES.

         Bank's obligations to make each Advance, including the initial Advance, is subject to the following:

         (a) Bank's receipt and review of the results of an accounts receivable audit which results shall be satisfactory to Bank;

         (b) timely receipt of any Payment/Advance Form; and

         (c) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Advance and no Event of Default may have occurred and be continuing, or result from the Advance. Each Advance is Borrower's representation and warranty on that date that the representations and warranties of Section 6 remain true.

4        CREATION OF SECURITY INTEREST

4.1      GRANT OF SECURITY INTEREST.

         Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted
Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. All prior agreements, understandings, representations, warranties and negotiations between the parties hereto with respect to the subject matter of this Agreement if any, are merged into this Agreement provided, that any UCC-1 financing statements, or amendments thereto, or filings with respect to Borrower's Intellectual Property, filed by Bank to secure the Obligations of Borrower shall remain in full force and effect. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

5        REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

5.1      DUE ORGANIZATION AND AUTHORIZATION.

         Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

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5.2      COLLATERAL.

         Borrower has good title to the Collateral, free of Liens except
Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing
Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party.

5.3      LITIGATION.

         Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

5.4      NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

         All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5      SOLVENCY.

         The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6      REGULATORY COMPLIANCE.

         Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under
Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material
Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

5.7      SUBSIDIARIES.

         Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

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5.8      FULL DISCLOSURE.
         No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements misleading.

6        AFFIRMATIVE COVENANTS

         Borrower will do all of the following:

6.1      GOVERNMENT COMPLIANCE.

         Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

         (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank; (ii) as soon as available, but no later than 90 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (v) budgets, sales projections, operating plans or other financial information Bank requests; and (vi) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

         (b) Within 20 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

         (c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

         (d) Bank has the right to audit Borrower's Accounts at Borrower's expense, but the audits will be conducted no more often than every 6 months unless an Event of Default has occurred and is continuing.

6.3      INVENTORY; RETURNS.

         Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary


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practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

6.4      TAXES.

         Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5      INSURANCE.

         Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6      PRIMARY ACCOUNTS.

         Borrower will maintain its primary depository and operating accounts with Bank.

6.7      FINANCIAL COVENANTS.

         Borrower will maintain as of the last day of each month:

         (i) QUICK RATIO [ADJUSTED]. A ratio of Quick Assets to Current
Liabilities minus Deferred Maintenance Revenue (maintenance and support) of at least 1.75 to 1.00.

         (ii) LIQUIDITY COVERAGE. Unrestricted cash (and equivalents) plus 50% of net trade accounts receivable less than 90 days from the invoice of at least
2 times the outstanding Acquisition Advance through the month ended November 30, 1997. Beginning with the month ending December 31, 1997, unrestricted cash (and equivalents) plus eligible borrowings under the Committed Revolving Line less any outstanding Advance of at least 2 times the outstanding Acquisition Advance.
Once Borrower had maintained a Debt Service Coverage of 1.50 to 1.00 for 2 consecutive quarters, the Liquidity Coverage covenant will be replaced with the following Debt Service Coverage covenant

         (iii) DEBT SERVICE COVERAGE. A ratio of earnings before interest, taxes, depreciation and amortization less capital expenditures and capitalized software to current maturities of long term debt of at least 1.50 to 1.00. To be maintained by Borrower upon replacement of the Liquidity Coverage covenant.

         (iv) PROFITABILITY. Borrower will be profitable each quarter, except that Borrower may suffer Maximum Losses not to exceed: $1,200,000 for the quarter ending December 31, 1997; $300,000 for the quarter ending March 31, 1998; and $200,000 for the quarter ending June 30, 1998.

6.8      REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

         Borrower will register with the United States Patent and Trademark
Office or the United States Copyright Office Intellectual Property rights on
Exhibits A, B, C, and D to the Intellectual Property Security Agreement within
30 days of the date of this Agreement, and additional Intellectual Property rights developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party; provided that such registration shall only be required one (1) time every six (6) months through the term of this Agreement.

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         Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.9      FURTHER ASSURANCES.

         Borrower will execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7        NEGATIVE COVENANTS

         Borrower will not do any of the following:

7.1      DISPOSITIONS.

         Convey, sell, lease, transfer or otherwise dispose of (collectively
"Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its- business or property, other than Transfers (i) of Inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, or (iii) of worn-out or obsolete Equipment.

7.2      CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

         Other than the acquisition of all or substantially all of the capital stock and assets of Opis Corporation, engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a material change in its ownership of greater than 25%. Borrower will not without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

7.3      MERGERS OR ACQUISITIONS.

         Other than the acquisition of the assets of Opis Corporation (i) Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person or (ii) merge or consolidate a Subsidiary into another Subsidiary or into Borrower.

7.4      INDEBTEDNESS.

         Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5      ENCUMBRANCE.

         Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here.

7.6      DISTRIBUTIONS; INVESTMENTS.

         Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

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7.7      TRANSACTIONS WITH AFFILIATES.

         Directly or indirectly enter or permit any material transaction with any Affiliate except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8      SUBORDINATED DEBT.

         Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9      COMPLIANCE.

         Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited
Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair
Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8        EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

8.1      PAYMENT DEFAULT.

         If Borrower fails to pay any of the Obligations;

8.2      COVENANT DEFAULT.

         If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Advances will be made during the cure period);

8.3      MATERIAL ADVERSE CHANGE.

         (i) If there occurs a material impairment in the perfection or priority of the Bank's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance or (ii) if the Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower will fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

8.4      ATTACHMENT.

         If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrowers assets, or if a


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notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Advances will be made during the cure period);

8.5      INSOLVENCY.

         If Borrower becomes insolvent or if Borrower begins an Insolvency
Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Advances will be made before any Insolvency Proceeding is dismissed);

8.6      OTHER AGREEMENTS.

         If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7      JUDGMENTS.

         If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Advances will be made before the judgment is stayed or satisfied); or

8.8      MISREPRESENTATIONS.

         If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9        BANK'S RIGHTS AND REMEDIES

9.1      RIGHTS AND REMEDIES.

         When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

         (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

         (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

         (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

         (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

         (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

                                       12

         (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

         (g) Dispose of the Collateral according to the Code.

9.2      POWER OF ATTORNEY.

         Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Advances terminates.

9.3      ACCOUNTS COLLECTION.

         When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4      BANK EXPENSES.

         If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5      BANK'S LIABILITY FOR COLLATERAL.

         If Bank complies with reasonable banking practices it is not liable: for (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6      REMEDIES CUMULATIVE.

         Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7      DEMAND WAIVER.

         Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10       NOTICES

         All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.

11       CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12       GENERAL PROVISIONS

12.1     SUCCESSORS AND ASSIGNS.

         This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2     INDEMNIFICATION.

         Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3     TIME OF ESSENCE.

         Time is of the essence for the performance of all obligations in this Agreement.

12.4     SEVERABILITY OF PROVISION.

         Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5     AMENDMENTS IN WRITING, INTEGRATION.

         All amendments to this Agreement must be in writing. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7     SURVIVAL.

         All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8     CONFIDENTIALITY.

         In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9     EFFECT OF AMENDMENT AND RESTATEMENT.

         This Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All advances or loans outstanding under the Original Agreement are and shall continue to be outstanding under this Agreement. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

13       DEFINITIONS

13.1     DEFINITIONS.

         In this Agreement:

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "ACQUISITION ADVANCE" is defined in Section 2.1.2.

         "ACQUISITION LOAN MATURITY DATE" means the 48h month following the date of the Acquisition Advance.

         "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BORROWING BASE" is 75% of Eligible Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CAPITALIZED PRODUCT DEVELOPMENT COSTS" are all costs associated with the development of Borrower's product, including, but not limited to software, that are not recorded as an expense and have been classified as an asset account.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the California Uniform Commercial Code.

         "COLLATERAL" is the property described on Exhibit A.

         "COMMITTED ACQUISITION LOAN" is a Credit Extension of up to $1,500,000 for the sole purpose of financing Borrower's acquisition of Opis Corporation.

         "COMMITTED REVOLVING LINE" is a Credit Extension of up to $1,500,000.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work owned by Borrower, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

         "CREDIT EXTENSION" means each Advance, Acquisition Advance or any other extension of credit by Bank for the benefit of Borrower.

         "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

         "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5.2; but Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

         (a) Accounts that the account debtor has not paid within 90 days of invoice date;

         (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

         (c) Credit balances over 90 days from invoice date;

         (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

         (e) Accounts for which the account debtor does not have its principal place of business in the United States;

         (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

         (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

         (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

         (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

         (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

         (k) Accounts for which Bank reasonably determines collection to be doubtful.

         "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "GAAP" is generally accepted accounting principles.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY" shall be all of the following rights that are owned by Borrower:

         (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

         (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

         (c) All design rights which may be available to Borrower now or later created, acquired or held;

         (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

         All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

         "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired owned by Borrower.

         "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

         "MAXIMUM LOSSES" means net income plus non-cash charges from the write-off of in-process technology related to the acquisition of Opis Corporation minus any increases in capitalized software.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and exchange contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "ORIGINAL AGREEMENT" has the meaning set forth in recital paragraph A.

         "PATENTS" are all patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same owned by Borrower.

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

         (b) Indebtedness existing on the Closing Date and shown on the Schedule;

         (c)  Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business;

         (e)  Indebtedness incurred in the acquisition of Opis Corporation; and

         (f) Indebtedness secured by Permitted Liens.

         "PERMITTED INVESTMENTS" are:

          (a) Investments shown on the Schedule and existing on the Closing
Date;

         (b) Investments consisting of the acquisition of Opis Corporation, including SLX Acquisition Corporation, a wholly owned subsidiary of Borrower formed to facilitate the acquisition of Opis Corporation; and

         (c) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

         "PERMITTED LIENS" are:

         (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

         (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

         (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a lessor, licensor or under any lease or license, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

         (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

         (f) Liens arising by statutory rule.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President and the Chief Financial Officer.

         "REVOLVING MATURITY DATE" is December 1, 1998.

         "SCHEDULE" is any attached schedule of exceptions.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

         "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities plus Subordinated Debt.

         "TRADEMARKS" are all trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks owned by Borrower.

BORROWER:

SALESLOGIX CORPORATION



By:                   /s/Gary R. Acord
    -------------------------------------------------

Title:                CFO
    -------------------------------------------------


BANK:

SILICON VALLEY BANK



By:                   /s/ Stephen D. Todd
    -------------------------------------------------

Title:                Sr. Vice President
    -------------------------------------------------

                                    EXHIBIT A

         The Collateral consists of all of Borrower's right, title and interest in and to the following:

         All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

         All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

         All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

--------------------------------------------------------------------------------

Borrower: SALESLOGIX CORPORATION                 Lender: Silicon Valley Bank
                                                         3003 Tasman Drive
                                                         Santa Clara, CA  95054

Commitment Amount: $1,500,000

--------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE
1.  Accounts Receivable Book Value as of ____                      $____________
2.  Additions (please explain on reverse)                          $____________
3.  TOTAL ACCOUNTS RECEIVABLE                                      $____________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.  Amounts over 90 days due                      $____________
5.  Balance of 50% over 90 day accounts           $____________
6.  Credit balances over 90 day                   $____________
7.  Concentration Limits                          $____________
8.  Foreign Accounts                              $____________
9.  Government Accounts                           $____________
10. Contra Accounts                               $____________
11. Promotion or Demo Accounts                    $____________
12. Intercompany/Employee Accounts                $____________
13. Other (please explain on reverse)             $____________
14. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                           $____________
15. Eligible Accounts (#3 minus #14)                               $____________
16. LOAN VALUE OF ACCOUNTS (75% of #15)                            $____________

BALANCES
17. Maximum Loan Amount                           $____________
18. Total Funds Available [Lesser of #17 or #16]                   $____________
19. Present balance owing on Line of Credit       $____________
20. Outstanding under Sublimits (  )              $____________
21. RESERVE POSITION (#18 minus #19 and #20)                       $____________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Second Amended and Restated Loan and Security Agreement between the undersigned and Silicon Valley Bank.

                                                        ------------------------
COMMENTS:
                                                              BANK USE ONLY

                                                         Rec'd By: ____________
                                                                   Auth. Signer
SALESLOGIX CORPORATION                                   Date: ________________

                                                         Verified:_____________
By: ____________________                                           Auth. Signer
Authorized Signer                                        Date: ________________

                                                         ______________________

                                                        ------------------------

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:      SILICON VALLEY BANK
         3003 Tasman Drive
         Santa Clara, CA  95054
FROM:    SALESLOGIX CORPORATION

         The undersigned authorized officer of SALESLOGIX CORPORATION certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ____________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

         PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                REQUIRED                              COMPLIES
------------------                --------                              --------
Monthly financial statements+CC   Monthly within 30 days                Yes   No
Annual (Audited)                  FYE within 90 days                    Yes   No
10-Q, 10-K and 8-K                Within 5 days after filing with SEC   Yes   No
A/R & A/P Agings +BBC             Monthly within 20 days                Yes   No

FINANCIAL COVENANT                REQUIRED                                       ACTUAL       COMPLIES
------------------                --------                                       ------       --------
Maintain on a Monthly Basis beginning with the month ending December 31, 1997:

  Minimum Quick Ratio*            1.75:1.00                                      _____:1.0    Yes   No
  Minimum Liquidity Coverage**    2 times the outstanding                        $_______     Yes   No
                                  Acquisition Advance
  Minimum Debt Service***         1.50:1.00                                      _____:1.00   Yes   No
  Profitability:                  Quarterly                                      $_______     Yes   No

     Maximum Losses not to
     exceed ****:                 $1,200,000 for the quarter ending December
                                  31, 1997; $300,000 for the quarter ending
                                  March 31, 1998; and $200,000 for the quarter
                                  ending June 30, 1998.

*net of deferred revenue (maintenance and support)

**Through the period ending November 30, 1997, Liquidity to be defined as unrestricted cash (and equivalents) plus 50% of net trade accounts receivable less than 90 days from the invoice date. Beginning with the period ending December 31, 1997, Liquidity to be defined as unrestricted cash (and equivalents) plus eligible borrowings under the Committed Revolving Line less any Advances. Once Borrower has maintained a Debt Service Coverage ratio of 1.50 to 1.00 for 2 consecutive quarters, the Liquidity Coverage covenant will be replaced with the Debt Service Coverage covenant.

***To be maintained upon replacement of the Liquidity Coverage covenant. Debt Service Coverage is defined as earnings before interest, taxes, depreciation and amortization minus capital expenditures and capitalized software divided by current maturities of long term debt.

****Maximum Losses defined as net income plus non-cash charges from the write-off of in-process technology related to the acquisition of Opis Corporation minus any increases in capitalized software.

                                               ---------------------------------
COMMENTS REGARDING EXCEPTIONS: See Attached.             BANK USE ONLY


Sincerely,                                      RECEIVED BY:___________________
                                                             AUTHORIZED SIGNER

                                                DATE:__________________________

                                                VERIFIED:______________________
                                                             AUTHORIZED SIGNER
SALESLOGIX CORPORATION
                                                DATE:__________________________

______________________________                 COMPLIANCE STATUS:   YES   NO
SIGNATURE

______________________________
TITLE
                                               ---------------------------------

______________________________
DATE

                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of December 1, 1998, by and between SalesLogix Corporation ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Second Amended and Restated Loan and Security Agreement, dated December 2, 1997, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Acquisition Loan in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Acquisition Loan") and a Committed Revolving Line in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Revolving Line"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and by an Intellectual Property Security Agreement, dated July 3, 1997.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement.

     1. The Profitability covenant as described in Section 6.7 entitled "Financial Covenants" is hereby amended to read as follows:

          (iv) PROFITABILITY. Borrower will be profitable each quarter, except that Borrower may suffer Maximum Losses not to exceed: $2,100,000 for the quarter ended June 30, 1998; $2,000,000 for the quarter ended September 30, 1998; $1,800,000 for the quarter ending December 31, 1998; and $1,000,000 for the quarter ending March 31, 1999. Borrower shall achieve a minimum quarterly profits of $1 beginning with the quarter ending June 30, 1999 and each quarter ending thereafter.

     2. Notwithstanding the terms and conditions contained in Section 7.6 entitled "Distributions; Investments", Borrower shall be allowed a one time repurchase of stock from a former employee of Borrower in accordance with the terms of repurchase resulting from litigation with such employee in an aggregate amount not to exceed $2,510,000, provided, however, that immediately prior to and following such repurchase there exists no Event of Default under the Loan Documents.

     3. The term "Revolving Maturity Date" as defined in Section 13.1 entitled "Definitions" is hereby amended to mean March 31, 1999.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Two Thousand Dollars ($2,000) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                              BANK:

SALESLOGIX CORPORATION                 SILICON VALLEY BANK


By:      /s/ J. Valenzuela             By:        /s/ Amy Lou Blunt
         -------------------                      -------------------------
Name:    James E. Valenzuela           Name:      Amy Lou Blunt
         -------------------                      -------------------------
Title:   VP Finance                    Title:     Assistant Vice President
         -------------------                      -------------------------

[LOGO]

                               SILICON VALLEY BANK

                       PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:                    SALESLOGIX CORPORATION

LOAN OFFICER:                AMY BLUNT

DATE:                        DECEMBER 29,1998

                             LOAN FEE                                 $2,000.00
                             DOCUMENTATION FEE                           250.00

                             TOTAL FEE DUE                            $2,250.00
                             -------------                            =========

         { }  A CHECK FOR THE TOTAL AMOUNT IS ATTACHED.

         {X}  DEBIT DDA# 3300016396 FOR THE TOTAL AMOUNT.



BORROWER:



BY:  /S/JAMES E. VALENZUELA
     -----------------------------------
     (AUTHORIZED SIGNER)

BANK:



/S/ AMY LOU BLUNT               12/30/98
----------------------------------------
SILICON VALLEY BANK             (DATE)
ACCOUNT OFFICER'S SIGNATURE

                             COMPLIANCE CERTIFICATE

TO:      SILICON VALLEY BANK
         Credit Department
         3003 Tasman Drive
         Santa Clara, CA  95054

FROM:    SALESLOGIX CORPORATION

The undersigned authorized Officer of SALESLOGIX CORPORATION ("Borrower"), hereby certifies that in accordance with the terms and conditions of the Second Amended and Restated Loan and Security Agreement, as modified from time to time, the Borrower is in complete compliance for the period ending _____________________ of all required conditions and terms except as noted below. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                  REQUIRED                                    COMPLIES
------------------                  --------                                    --------
Interim Financial Statements + CC   Monthly within 30 days                      YES / NO
Annual F/S (AUDITED)                FYE within 90 days                          YES / NO
10-Q, 10-K & 8-K                    Within 5 days after filing with SEC         YES / NO
AR & AP Agings + BBC                Monthly within 20 days                      YES / NO

FINANCIAL COVENANT                  REQUIRED                                       ACTUAL         COMPLIES
------------------                  --------                                       ------         --------
TO BE TESTED ON A MONTHLY BASIS, UNLESS OTHERWISE NOTED:
Minimum Quick Ratio*                1.50:1.00                                      ____:1.00      YES / NO
Minimum Liquidity Coverage**        1.40 times the outstanding                     ____:1.00      YES / NO
                                    Acquisition Advance
Minimum Debt Service***             1.50:1.00                                      ____:1.00      YES / NO
Profitability (Quarterly)           $1                                             $___________   YES / NO
                                    Maximum Losses not to exceed****: $2,100,000
                                    for the quarter ended June 30, 1998;
                                    $2,000,000 for the quarter ended September
                                    30,1998; $1,800,000 for the quarter ending
                                    December 31, 1998; and $1,000,000 for the
                                    quarter ending March 31, 1999.

*net of deferred revenue (maintenance and support)

**Liquidity to be defined as unrestricted cash (and equivalents) plus eligible borrowings under the Committed Revolving Line less any Advances. Once Borrower has maintained a Debt Service Coverage ratio of 1.50 to 1.00 for 2 consecutive quarters, the Liquidity Coverage covenant will be replaced with the Debt Service Coverage covenant.

***To be maintained upon replacement of the Liquidity Coverage covenant. Debt Service Coverage is defined as earnings before interest, taxes, depreciation and amortization minus capital expenditures and capitalized software divided by current maturities of long term debt.

****Maximum Losses defined as net income plus non-cash charges from the write-off of in-process technology related to the acquisition of Opis Corporation minus any increases in capitalized software.
COMMENTS REGARDING FINANCIAL COVENANTS:

                                               ================================
                                                          BANK USE ONLY
                                                RECEIVED BY: _________________
                                                DATE: ________________________
                                                REVIEWED BY: _________________
                                                COMPLIANCE STATUS:  YES / NO
                                               ================================
Very truly yours,
SALESLOGIX CORPORATION

By: ______________________________

Name: ____________________________

Title: ___________________________

                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of April 6, 1998, by and between SalesLogix Corporation ("Borrower") whose address is 8800 North Gainey Center Drive, Suite 200, Scottsdale, AZ 85258 and Silicon Valley Bank ("Bank") whose corporate headquarters is located at 3003 Tasman Drive, Santa Clara, CA 95054 with a loan production office located at 4455 East Camelback Road, Suite E - 290, Phoenix, AZ 85018.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Second Amended and Restated Loan and Security Agreement, dated December 2, 1997, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Acquisition Loan in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00),(the "Acquisition Loan") and a Committed Revolving Line in the original principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the "Revolving Line"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement.

          1. Section 2.1.2 entitled "Acquisition Advance" is hereby amended in part to provide that Borrower hereby acknowledges that any payment under this Section 2.1.2 of all or a portion of the amount owed earlier than it is due through the period ending September 30, 1998, will be subject to a prepayment fee in an amount equal to 2% of any prepaid amount.

          2. Section 6.7 entitled "Financial Covenants" is hereby amended in its entirety to read as follows:

               (i) QUICK RATIO (ADJUSTED). A ratio of Quick Assets to Current Liabilities minus Deferred Maintenance Revenue (maintenance and support) of at least 1.50 to 1.00.

               (ii) LIQUIDITY COVERAGE. Unrestricted cash (and equivalents) plus eligible borrowings under the Committed Revolving Line less any outstanding Advance of at least 1.40 times the outstanding Acquisition Advance.

               (iii) DEBT SERVICE COVERAGE. A ratio of earnings before interest, taxes, depreciation and amortization less capital expenditures and capitalized software to current maturities of long term debt of at least 1.50 to 1.00. To be maintained by Borrower upon replacement of the Liquidity Coverage covenant.

               (iv) PROFITABILITY. Borrower will be profitable each quarter, except that Borrower may suffer Maximum Losses not to exceed:
               $1,200,000 for the quarter ending December 31, 1997; $1,000,000 for the quarter ending March 31, 1998; and $800,000 for the quarter ending June 30, 1998 (provided that Borrower's closes its pending equity round prior to June 30, 1998).

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                   BANK:

SALESLOGIX CORPORATION                      SILICON VALLEY BANK


By:      /s/ Gary R. Acord                  By:        /s/ Amy Lou Blunt
         ---------------------                         -------------------------
Name:    Gary R. Acord                      Name:      Amy Lou Blunt
         ---------------------                         -------------------------

Title:   CFO                                Title:     Assistant Vice President
         ---------------------                         -------------------------

                             COMPLIANCE CERTIFICATE

TO:     SILICON VALLEY BANK
        Credit Department
        3003 Tasman Drive
        Santa Clara, CA  95054

FROM:   SALESLOGIX CORPORATION

The undersigned authorized Officer of SALESLOGIX CORPORATION ("Borrower"), hereby certifies that in accordance with the terms and conditions of the Second Amended and Restated Loan and Security Agreement, as modified from time to time, the Borrower is in complete compliance for the period ending ____________________ of all required conditions and terms except as noted below. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                  REQUIRED                              COMPLIES
------------------                  --------                              --------
Interim Financial Statements + CC   Monthly within 30 days                YES / NO
Annual F/S (AUDITED)                FYE within 90 days                    YES / NO
10-Q, 10-K & 8-K                    Within 5 days after filing with SEC   YES / NO
AR & AP Agings + BBC                Monthly within 20 days                YES / NO

FINANCIAL COVENANT                  REQUIRED                                         ACTUAL           COMPLIES
------------------                  --------                                         ------           --------
TO BE TESTED ON A MONTHLY BASIS, UNLESS OTHERWISE NOTED:
Minimum Quick Ratio*                1.50:1.00                                        ____:1.00        YES / NO
Minimum Liquidity Coverage**        1.40 times the outstanding                       ____: 1.00       YES / NO
                                    Acquisition Advance
Minimum Debt Service***             1.50:1.00                                        ____ :1.00       YES / NO
Profitability                       Quarterly                                        $___________     YES / NO
              Maximum Losses
              not to exceed****:    $1,200,000 for the quarter ended December 31,
                                    1997; $1,000,000 for the quarter ending
                                    march 31, 1998; $800,000 for the quarter
                                    ending June 30, 1998 (provided Borrower
                                    closes its pending Series C round of equity
                                    prior to June 30, 1998).

*net of deferred revenue (maintenance and support)

**Liquidity to be defined as unrestricted cash (and equivalents) plus eligible borrowings under the Committed Revolving Line less any Advances. Once Borrower has maintained a Debt Service Coverage ratio of 1.50 to 1.00 for 2 consecutive quarters, the Liquidity Coverage covenant will be replaced with the Debt Service Coverage covenant.

***To be maintained upon replacement of the Liquidity Coverage covenant. Debt Service Coverage is defined as earnings before interest, taxes, depreciation and amortization minus capital expenditures and capitalized software divided by current maturities of long term debt.

****Maximum Losses defined as net income plus non-cash charges from the write-off of in-process technology related to the acquisition of Opis Corporation minus any increases in capitalized software.

COMMENTS REGARDING FINANCIAL COVENANTS:

                                                ================================
                                                         BANK USE ONLY
                                                 RECEIVED BY: _________________
                                                 DATE: ________________________
                                                 REVIEWED BY: _________________
                                                 COMPLIANCE STATUS:  YES / NO
                                                ================================

Very truly yours,

SALESLOGIX CORPORATION



By: ________________________________________

Name: ______________________________________

Title: _____________________________________

[LOGO]

                               SILICON VALLEY BANK

                       PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:                  SALESLOGIX CORPORATION

LOAN OFFICER:              AMY BLUNT

DATE:                      APRIL 6, 1998

                           DOCUMENTATION FEE                             200.00

                           TOTAL FEES                                   $200.00
                           ----------                                   =======

         { }  A CHECK FOR THE TOTAL AMOUNT IS ATTACHED.

         {X}  DEBIT DDA# 3300016396 FOR THE TOTAL AMOUNT.

         { }  LOAN PROCEEDS



BORROWER:



BY:  /S/ GARY ACORD             5/22/98
-----------------------------------------
BORROWER                         (DATE)



/S/ AMY LOU BLUNT                5/26/98
-----------------------------------------
SILICON VALLEY BANK              (DATE)
ACCOUNT OFFICER'S SIGNATURE